                                                                    EXHIBIT 10.9

================================================================================

                                CREDIT AGREEMENT


                                   DATED AS OF
                                JANUARY 30, 1998,


                                     BETWEEN


                          MIDWEST BANC HOLDINGS, INC.,

                      MIDWEST ONE MORTGAGE SERVICES, INC.,

                                       AND

                          HARRIS TRUST AND SAVINGS BANK

================================================================================

                                TABLE OF CONTENTS

SECTION                            DESCRIPTION                                 PAGE
SECTION 1.      THE CREDITS......................................................1

  Section 1.1.      Revolving Credit.............................................1
  Section 1.2.      Manner and Disbursement of Loans.............................2
  Section 1.3.      Extension of Termination Date................................2
  Section 1.4.      Appointment of the Company as Agent for the Borrowing
                    Subsidiary; Reliance by Bank.................................2

SECTION 2.      INTEREST AND CHANGE IN CIRCUMSTANCES.............................3

  Section 2.1.      Interest Rate Options........................................3
  Section 2.2.      Minimum Amounts..............................................4
  Section 2.3.      Computation of Interest......................................4
  Section 2.4.      Manner of Rate Selection.....................................4
  Section 2.5.      Change of Law................................................4
  Section 2.6.      Unavailability of Deposits or Inability to Ascertain
                    Adjusted LIBOR...............................................5
  Section 2.7.      Taxes and Increased Costs....................................5
  Section 2.8.      Funding Indemnity............................................6
  Section 2.9.      Lending Branch...............................................7
  Section 2.10.     Discretion of Bank as to Manner of Funding...................7

SECTION 3.      FEES, PREPAYMENTS, TERMINATIONS AND APPLICATIONS.................7

  Section 3.1.      Fees.........................................................7
  Section 3.2.      Mandatory Prepayments........................................7
  Section 3.3.      Voluntary Prepayments........................................7
  Section 3.4.      Mandatory Termination........................................8
  Section 3.5.      Voluntary Terminations.......................................8
  Section 3.6.      Place and Application of Payments............................8
  Section 3.7.      Notations....................................................9

SECTION 4.      COLLATERAL.......................................................9

  Section 4.1.      Collateral...................................................9
  Section 4.2.      Further Assurances...........................................9

SECTION 5.      DEFINITIONS; INTERPRETATION......................................9

  Section 5.1.      Definitions..................................................9
  Section 5.2.      Interpretation..............................................16

SECTION 6.      REPRESENTATIONS AND WARRANTIES..................................17

  Section 6.1.      Organization and Qualification..............................17

  Section 6.2.      Subsidiaries................................................17
  Section 6.3.      Authority and Validity of Obligations.......................17
  Section 6.4.      Use of Proceeds; Margin Stock...............................18
  Section 6.5.      Financial Reports...........................................18
  Section 6.6.      No Material Adverse Change..................................19
  Section 6.7.      Full Disclosure.............................................19
  Section 6.8.      Good Title..................................................19
  Section 6.9.      Litigation and Other Controversies..........................19
  Section 6.10.     Taxes.......................................................19
  Section 6.11.     Approvals...................................................19
  Section 6.12.     Investment Company..........................................20
  Section 6.13.     ERISA.......................................................20
  Section 6.14.     Compliance with Laws........................................20
  Section 6.15.     Other Agreements............................................20
  Section 6.16.     No Default..................................................21

SECTION 7.      CONDITIONS PRECEDENT............................................21

  Section 7.1.      All Advances................................................21
  Section 7.2.      Initial Advance.............................................21

SECTION 8.      COVENANTS.......................................................22

  Section 8.1.      Maintenance of Business.....................................22
  Section 8.2.      Maintenance of Properties...................................23
  Section 8.3.      Taxes and Assessments.......................................23
  Section 8.4.      Insurance...................................................23
  Section 8.5.      Financial Reports...........................................23
  Section 8.6.      Inspection..................................................25
  Section 8.7.      Non-Performing Assets.......................................26
  Section 8.8.      Regulatory Capital Requirements.............................26
  Section 8.9.      Minimum Consolidated Net Income.............................27
  Section 8.10.     Minimum Consolidated Tangible Net Worth.....................27
  Section 8.11.     Indebtedness for Borrowed Money.............................27
  Section 8.12.     Liens.......................................................27
  Section 8.13.     Investments, Loans, Advances and Acquisitions...............29
  Section 8.14.     Mergers, Consolidations, Leases and Sales...................29
  Section 8.15.     Maintenance of Subsidiaries.................................30
  Section 8.16.     Dividends and Certain Other Restricted Payments.............30
  Section 8.17.     ERISA.......................................................30
  Section 8.18.     Compliance with Laws........................................31
  Section 8.19.     Formation of Subsidiaries...................................31
  Section 8.20.     Change in the Nature of Business............................31
  Section 8.21.     Use of Proceeds.............................................31

SECTION 9.      EVENTS OF DEFAULT AND REMEDIES..................................31

  Section 9.1.      Events of Default...........................................31
  Section 9.2.      Non-Bankruptcy Defaults.....................................33
  Section 9.3.      Bankruptcy Defaults.........................................34

SECTION 10.     THE GUARANTEE...................................................34

  Section 10.1.     The Guarantee...............................................34
  Section 10.2.     Guarantee Unconditional.....................................34
  Section 10.3.     Discharge Only Upon Payment in Full; Reinstatement in
                    Certain Circumstances.......................................35
  Section 10.4.     Waivers.....................................................36
  Section 10.5.     Subrogation and Contribution................................36
  Section 10.6.     Stay of Acceleration........................................36

SECTION 11.     MISCELLANEOUS...................................................36

  Section 11.1.     Non-Business Day............................................36
  Section 11.2.     No Waiver, Cumulative Remedies..............................36
  Section 11.3.     Amendments, Etc.............................................37
  Section 11.4.     Costs and Expenses..........................................37
  Section 11.5.     Documentary Taxes...........................................37
  Section 11.6.     Survival of Representations.................................37
  Section 11.7.     Notices.....................................................37
  Section 11.8.     Confidentiality.............................................38
  Section 11.9.     Headings....................................................38
  Section 11.10.    Severability of Provisions..................................38
  Section 11.11.    Construction................................................38
  Section 11.12.    Counterparts................................................39
  Section 11.13.    Binding Nature, Governing Law, Etc..........................39
  Section 11.14.    Submission to Jurisdiction;  Waiver of Jury Trial...........39

Signature.......................................................................40



EXHIBIT A - Revolving Note One
EXHIBIT B - Revolving Note Two
EXHIBIT C - Compliance Certificate
SCHEDULE 6.2 - Subsidiaries
SCHEDULE 6.9 - Pending Litigation

                                CREDIT AGREEMENT



Harris Trust and Savings Bank
Chicago, Illinois

Ladies and Gentlemen:

         The undersigned, Midwest Banc Holdings, Inc., a Delaware corporation (the "Company") and Midwest One Mortgage Services, Inc., an Illinois corporation (the "Borrowing Subsidiary") (the Company and the Borrowing Subsidiary are hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower"), apply to you (the "Bank") for your commitment, subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to extend credit to the Borrowers, all as more fully hereinafter set forth.

SECTION 1. THE CREDITS.

             Section 1.1. Revolving Credit. Subject to the terms and conditions hereof, the Bank agrees to extend a revolving credit (the "Revolving Credit") to the Borrowers which may be availed of by each Borrower from time to time during the period from and including the date hereof to but not including the Termination Date, at which time the commitment of the Bank to extend credit under the Revolving Credit shall expire. The Revolving Credit may be utilized by each Borrower in the form of loans (individually a "Loan" and collectively the "Loans"), all as more fully hereinafter set forth, provided that (a) the principal amount of Loans outstanding at any one time to both Borrowers shall not in the aggregate exceed $25,000,000 (the "Commitment", as such amount may be reduced pursuant to Section 3.5 hereof) and (b) the principal amount of Loans outstanding at any one time to the Borrowing Subsidiary shall not in the aggregate exceed $5,000,000 (the "Borrowing Subsidiary Sublimit"). Each Loan shall be in a minimum amount of $100,000; provided, however, that each Loan which bears interest with reference to the Adjusted LIBOR shall be in such greater amount as is required by Section 2 hereof. All Loans made to the Company shall be made against and evidenced by a single promissory note in the form (with appropriate insertions) attached hereto as Exhibit A ("Note One") payable to the order of the Bank in the principal amount of $25,000,000. All Loans made to the Borrowing Subsidiary shall be made against and evidenced by a single promissory note in the form (with appropriate insertions) attached hereto as Exhibit B ("Note Two") payable to the order of the Bank in the principal amount of $5,000,000. Each Note shall be dated the date of issuance thereof and be expressed to mature on the Termination Date. Without regard to the principal amount of a Note stated on its face, the actual principal amount at any time outstanding and owing by the relevant Borrower on account of the relevant Note shall be the sum of all Loans made to such Borrower hereunder less all payments of principal actually received by the Bank. During the period from and including the date hereof to but not including the Termination Date, each Borrower may use the Commitment (in the case of the Borrowing Subsidiary, up to the amount of the Borrowing Subsidiary Sublimit) by borrowing, repaying and reborrowing Loans in whole or in part, all in accordance with the terms and conditions of this Agreement.

             Section 1.2. Manner and Disbursement of Loans. The Company (acting on behalf of itself and the Borrowing Subsidiary pursuant to Section 1.4 hereof) shall give written or telephonic notice to the Bank (which notice shall be irrevocable once given and, if given by telephone, shall be promptly confirmed in writing) by no later than 11:00 a.m. (Chicago time) on the date a Borrower requests the Bank to make a Loan hereunder. Each such notice shall specify the identity of the Borrower, the date of the Loan requested (which must be a Business Day) and the amount of such Loan. Each Loan to a Borrower shall initially constitute part of the relevant Base Rate Portion except to the extent the Company has otherwise timely selected a LIBOR Portion as provided in Section 2 hereof. Subject to the provisions of Section 7 hereof, the proceeds of each Loan shall be made available to the relevant Borrower at the principal office of the Bank in Chicago, Illinois, in immediately available funds.

             Section 1.3. Extension of Termination Date. Not less than 75 days or more than 120 days prior to each anniversary of the date hereof, the Company, on behalf of the Borrowers, may advise the Bank in writing of its desire to extend the Termination Date for an additional 12 months; provided that there shall not be more than one such request for an extension of the Termination Date made during any single 12-month period. In the event that the Bank is agreeable to such extension, it shall so notify the Company within 60 days of the requested extension (it being understood that the Bank may accept or decline such a request in its sole discretion, and in the event that the Bank fails to so notify the Company that the Bank has agreed to such extension the Bank shall be deemed to have refused to grant the requested extension) and the Borrowers and the Bank shall enter into such documents as the Bank may reasonably deem necessary or appropriate to reflect such extension, and all costs and expenses incurred by the Bank in connection therewith (including reasonable attorneys' fees) shall be paid by the Borrowers.

             Section 1.4. Appointment of the Company as Agent for the Borrowing Subsidiary; Reliance by Bank. (a) Appointment. The Borrowing Subsidiary irrevocably appoints the Company as its agent hereunder to make requests on the Borrowing Subsidiary's behalf under Section 1 hereof for Loans to be made to such Borrower, to select on the Borrowing Subsidiary's behalf the interest rate to be applicable under Section 2 hereof to borrowings made by such Borrower, and to take any other action contemplated by the Loan Documents with respect to credit extended hereunder to the Borrowing Subsidiary. The Bank shall be entitled to conclusively presume that any action by the Company under the Loan Documents is taken on behalf of one or the other of the Borrowers.

           (b) Reliance. All requests for Loans and selection of interest rates to be applicable thereto may be written or oral, including by telephone or telecopy. The Borrowers agree that the Bank may rely on any such notice given by any person the Bank in good faith reasonably believes is an Authorized Representative without the necessity of independent investigation (the Borrowers hereby indemnifying the Bank from any liability or loss ensuing from such reliance), and in the event any such telephonic or other oral notice conflicts with any written confirmation, such oral or telephonic notice shall govern if the Bank has acted in reliance thereon.

SECTION 2. INTEREST AND CHANGE IN CIRCUMSTANCES.

             Section 2.1.    Interest Rate Options.

           (a) Subject to all of the terms and conditions of this Section 2, portions of the principal indebtedness evidenced by a Note (all of the indebtedness evidenced by a Note bearing interest at the same rate for the same period of time being hereinafter referred to as a "Portion") may, at the option of the relevant Borrower, bear interest with reference to the Base Rate ("Base Rate Portions") or with reference to an Adjusted LIBOR ("LIBOR Portions"), and Portions of a Note may be converted from time to time from one basis to the other. All of the indebtedness evidenced by a Note which is not part of a LIBOR Portion shall constitute a single Base Rate Portion applicable to such Note. All of the indebtedness evidenced by a Note which bears interest with reference to a particular Adjusted LIBOR for a particular Interest Period shall constitute a single LIBOR Portion applicable to such Note. There shall not be more than 4 LIBOR Portions applicable to the Notes outstanding at any one time. Anything contained herein to the contrary notwithstanding, the obligation of the Bank to create, continue or effect by conversion any LIBOR Portion shall be conditioned upon the fact that at the time no Default or Event of Default shall have occurred and be continuing. Each Borrower hereby promises to pay interest on each Portion at the rates and times specified in this Section 2.

           (b) Base Rate Portion. The Base Rate Portion of a Note shall bear interest at the rate per annum equal to the Base Rate as in effect from time to time minus .25%, provided that if such Base Rate Portion or any part thereof is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof at the rate per annum determined by adding 2% to the Base Rate as in effect from time to time. Interest on each Base Rate Portion shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year (commencing March 31, 1998) and at maturity of the relevant Note and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. Any change in the interest rate on the Base Rate Portions resulting from a change in the Base Rate shall be effective on the date of the relevant change in the Base Rate.

           (c) LIBOR Portions. Each LIBOR Portion of a Note shall bear interest for each Interest Period selected therefor at a rate per annum determined by adding .95% to the Adjusted LIBOR for such Interest Period, provided that if any LIBOR Portion is not paid when due (whether by lapse of time, acceleration or otherwise) such Portion shall bear interest, whether before or after judgment, until payment in full thereof through the end of the Interest Period then applicable thereto at the rate per annum determined by adding 2% to the interest rate which would otherwise be applicable thereto, and effective at the end of such Interest Period such LIBOR Portion shall automatically be converted into and added to the relevant Base Rate Portion and shall thereafter bear interest at the interest rate applicable to such Base Rate Portion after default. Interest on each LIBOR Portion shall be due and payable on the last day of each Interest Period applicable thereto and, with respect to any Interest Period applicable to a LIBOR Portion in excess of 3 months, on the date occurring every 3 months after the date such Interest Period began and at the end of such Interest Period, and interest after maturity (whether by lapse of time, acceleration or otherwise) shall be due and payable upon demand. The Company, on behalf of the relevant Borrower, shall notify the Bank on or before 11:00 a.m. (Chicago time) on the third Business Day preceding the end of an Interest Period applicable to a LIBOR Portion whether such LIBOR Portion is to continue as a LIBOR Portion, in which event the Company shall notify the Bank of the new Interest Period selected therefor, and in the event the Company shall fail to so notify the Bank, such LIBOR Portion shall automatically be converted into and added to the relevant Base Rate Portion as of and on the last day of such Interest Period.

             Section 2.2. Minimum Amounts. Each LIBOR Portion shall be in an amount equal to $1,000,000 or such greater amount which is an integral multiple of $500,000.

             Section 2.3. Computation of Interest. All interest on the LIBOR Portions of the Notes shall be computed on the basis of a year of 360 days for the actual number of days elapsed, and all interest on the Base Rate Portion of the Notes shall be computed on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days elapsed.

             Section 2.4. Manner of Rate Selection. The Company, on behalf of the relevant Borrower, shall notify the Bank by 11:00 a.m. (Chicago time) at least 3 Business Days prior to the date upon which it requests that any LIBOR Portion be created or that any part of the relevant Base Rate Portion be converted into a LIBOR Portion (each such notice to specify in each instance the amount thereof and the Interest Period selected therefor). If any request is made to convert a LIBOR Portion into the relevant Base Rate Portion available hereunder, such conversion shall only be made so as to become effective as of the last day of the Interest Period applicable thereto. All requests for the creation, continuance and conversion of Portions of the Loans under this Agreement shall be irrevocable, provided that the Borrowers may prepay LIBOR Portions subject to indemnifying the Bank pursuant to Section 2.8 hereof. Such requests may be written or oral and the Bank is hereby authorized to honor telephonic requests for creations, continuances and conversions received by it from any person the Bank in good faith believes to be an Authorized Representative without the need of independent investigation, the Borrowers hereby indemnifying the Bank from any liability or loss ensuing from so acting.

             Section 2.5. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time the Bank shall determine in good faith that any change in applicable laws, treaties or regulations or in the interpretation thereof makes it unlawful for the Bank to create or continue to maintain any LIBOR Portion, it shall promptly so notify the Company and the obligation of the Bank to create, continue or maintain any such LIBOR Portion under this Agreement shall be suspended until it is no longer unlawful for the Bank to create, continue or maintain such LIBOR Portion. The relevant Borrower, on demand, shall, if the continued maintenance of any such LIBOR Portion is unlawful, thereupon prepay the outstanding principal amount of the affected

LIBOR Portion, together with all interest accrued thereon and all other amounts payable to the Bank with respect thereto under this Agreement; provided, however, that such Borrower may elect to convert the principal amount of the affected Portion into the relevant Base Rate Portion, subject to the terms and conditions of this Agreement.

             Section 2.6. Unavailability of Deposits or Inability to Ascertain Adjusted LIBOR. Notwithstanding any other provision of this Agreement or any Note, if prior to the commencement of any Interest Period the Bank shall determine in good faith that deposits in the amount of any LIBOR Portion scheduled to be outstanding during such Interest Period are not readily available to the Bank in the relevant market or, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining Adjusted LIBOR, then the Bank shall promptly give notice thereof to the Company and the obligation of the Bank to create, continue or effect by conversion any such LIBOR Portion in such amount and for such Interest Period shall be suspended until deposits in such amount and for the Interest Period selected by the relevant Borrower shall again be readily available in the relevant market and adequate and reasonable means exist for ascertaining Adjusted LIBOR.

             Section 2.7. Taxes and Increased Costs. With respect to any LIBOR Portion, if the Bank shall determine in good faith that any change in any applicable law, treaty, regulation or guideline (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or any new law, treaty, regulation or guideline, or any interpretation of any of the foregoing by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority having jurisdiction over the Bank or its lending branch or the LIBOR Portions contemplated by this Agreement (whether or not having the force of law), shall:

                   (i) impose, increase, or deem applicable any reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of, or loans by, or any other acquisition of funds or disbursements by, the Bank which is not in any instance already accounted for in computing the interest rate applicable to such LIBOR Portion;

                  (ii) subject the Bank, any LIBOR Portion or any Note to the extent it evidences a LIBOR Portion to any tax (including, without limitation, any United States interest equalization tax or similar tax however named applicable to the acquisition or holding of debt obligations and any interest or penalties with respect thereto), duty, charge, stamp tax, fee, deduction or withholding in respect of this Agreement, any LIBOR Portion or any Note to the extent it evidences a LIBOR Portion, except such taxes as may be measured by the overall net income or gross receipts of the Bank or its lending branches and imposed by the jurisdiction, or any political subdivision or taxing authority thereof, in which the Bank's principal executive office or its lending branch is located;

                 (iii) change the basis of taxation of payments of principal and interest due from any Borrower to the Bank hereunder or under any Note to the extent it evidences any LIBOR Portion (other than by a change in taxation of the overall net income or gross receipts of the Bank); or

                  (iv) impose on the Bank any penalty with respect to the foregoing or any other condition regarding this Agreement, any LIBOR Portion or its disbursement, or any Note to the extent it evidences any LIBOR Portion;

and the Bank shall determine in good faith that the result of any of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to the Bank of creating or maintaining any LIBOR Portion hereunder or to reduce the amount of principal or interest received or receivable by the Bank (without benefit of, or credit for, any prorations, exemption, credits or other offsets available under any such laws, treaties, regulations, guidelines or interpretations thereof), then the relevant Borrower shall pay on demand to the Bank from time to time as specified by the Bank such additional amounts as the Bank shall reasonably determine are sufficient to compensate and indemnify it for such increased cost or reduced amount. If the Bank makes such a claim for compensation, it shall provide to the Company a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be deemed prima facie correct absent manifest error. The Borrowers shall not be required to make payment to the Bank for any additional amount claimed pursuant to this Section unless the Bank has given written notice to the Company of the Bank's intent to request such payment prior to or within 60 days after the date on which the Bank became entitled to claim such amount.

             Section 2.8. Funding Indemnity. In the event the Bank shall incur any loss, cost or expense (including, without limitation, any loss (including loss of profit), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Bank to fund or maintain any LIBOR Portion or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Bank) as a result of:

                   (i) any payment of a LIBOR Portion on a date other than the last day of the then applicable Interest Period for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; or

                  (ii) any failure by the relevant Borrower to create, borrow, continue or effect by conversion a LIBOR Portion on the date specified in a notice given pursuant to this Agreement;

then, upon the demand of the Bank, the relevant Borrower shall pay to the Bank such amount as will reimburse the Bank for such loss, cost or expense. If the Bank requests such a reimbursement, it shall provide to the Company a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be deemed prima facie correct absent manifest error.

             Section 2.9. Lending Branch. The Bank may, at its option, elect to make, fund or maintain Portions of the Loans hereunder at such of its branches or offices as the Bank may from time to time elect. To the extent reasonably possible, the Bank shall designate an alternate branch or funding office with respect to the LIBOR Portions to reduce any liability of the relevant Borrower to the Bank under Section 2.7 hereof or to avoid the unavailability of an interest rate option under Section 2.6 hereof, so long as such designation is not otherwise disadvantageous to the Bank.

            Section 2.10. Discretion of Bank as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Bank shall be entitled to fund and maintain its funding of all or any part of the Notes in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder (including, without limitation, determinations under Sections 2.6, 2.7 and 2.8 hereof) shall be made as if the Bank had actually funded and maintained each LIBOR Portion during each Interest Period applicable thereto through the purchase of deposits in the relevant market in the amount of such LIBOR Portion, having a maturity corresponding to such Interest Period, and bearing an interest rate equal to the LIBOR for such Interest Period.

SECTION 3. FEES, PREPAYMENTS, TERMINATIONS AND APPLICATIONS.

             Section 3.1.    Fees.

           (a) Upfront Fee. The Borrowers shall pay, jointly and severally, to the Bank on the date hereof a non-refundable upfront fee of $25,000.

           (b) Commitment Fee. For the period from and including the date hereof to but not including the Termination Date, the Borrowers shall pay, jointly and severally, to the Bank a commitment fee at the rate of .25% per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) on the average daily unused portion of the Commitment. Such commitment fee shall be payable quarter-annually in arrears on the last day of each March, June, September and December in each year (commencing March 31, 1998) and on the Termination Date.

             Section 3.2. Mandatory Prepayments. (a) In the event that the aggregate principal amount of Loans outstanding on the Notes shall at any time exceed the Commitment, the Company shall immediately upon demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on Note One.

           (b) In the event that the aggregate principal amount of Loans outstanding on Note Two shall at any time exceed the Borrowing Subsidiary Sublimit, the Borrowing Subsidiary shall immediately upon demand pay over the amount of the excess to the Bank as and for a mandatory prepayment on Note Two.

             Section 3.3. Voluntary Prepayments. Each Borrower shall have the privilege of prepaying Loans outstanding and owing by it in whole or in part (but, if in part, then (i) if such Loans constitute part of the relevant Base Rate Portion, in an amount not less than

$100,000, (ii) if such Loans constitute part of a LIBOR Portion, in an amount not less than $500,000, and (iii) in each case, in an amount such that the minimum amount required for a Loan pursuant to Sections 1.1 and 2.2 hereof remain outstanding) at any time upon one Business Day prior notice to the Bank (such notice if received subsequent to 11:00 a.m. Chicago time) on a given day to be treated as though received at the opening of business on the next Business
Day), by paying to the Bank the principal amount to be prepaid and (i) if such a prepayment prepays the relevant Note in full and is accompanied by the termination in whole of the Commitment, accrued interest thereon to the date of prepayment and (ii) any amounts due the Bank under Section 2.8 hereof.

             Section 3.4. Mandatory Termination. After the occurrence of a Change of Control, the Bank may, by written notice to the Company at any time on or before the date occurring 120 days after the date the Company notifies the Bank of such Change of Control, terminate the remaining Commitment and all other obligations of the Bank hereunder on the date stated in such notice (which shall in no event be sooner than 120 days after the occurrence of such Change of Control). On the date the Commitment is so terminated, all outstanding Obligations (including, without limitation, all principal of and accrued interest on the Notes) shall forthwith be due and payable without further demand, presentment, protest, or notice of any kind and the Company shall immediately pay to the Bank the full amount then available for drawing under each Letter of Credit (the Company agreeing to immediately make such payment on the date the Commitment is so terminated and acknowledging and agreeing that the Bank would not have an adequate remedy at law for the failure by the Company to honor any such demand and that the Bank shall have the right to require the Company to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit).

             Section 3.5. Voluntary Terminations. The Company, on behalf of the Borrowers, shall have the right at any time and from time to time, upon 3 Business Days prior notice to the Bank, to terminate without premium or penalty and in whole or in part (but if in part, then in an amount not less than $100,000) the Commitment, provided that (a) the Commitment may not be so reduced to an amount less than the aggregate principal amount of the Loans then outstanding and (b) any reduction of the Commitment below $5,000,000 shall be accompanied by a concurrent reduction in the Borrowing Subsidiary Sublimit. No termination of the Commitment pursuant to this Section may be reinstated.

             Section 3.6. Place and Application of Payments. All payments of principal, interest, fees and all other Obligations payable hereunder and under the other Loan Documents shall be made to the Bank at its office at 111 West Monroe Street, Chicago, Illinois (or at such other place as the Bank may specify) no later than 2:00 p.m. (Chicago time) on the date any such payment is due and payable. Payments received by the Bank after 2:00 p.m. (Chicago time) shall be deemed received as of the opening of business on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim. Unless the relevant Borrower otherwise directs, principal payments shall be first applied to the relevant Base Rate Portion until payment in full thereof, with any balance applied to the relevant LIBOR Portions in the order in which their Interest Periods expire. Any amount paid on a Note may, subject to all of the terms and conditions hereof, be borrowed, repaid and borrowed again. All payments (whether voluntary or required) shall be accompanied by any amount due the Bank under Section 2.8 hereof, but no acceptance of such a payment without requiring a payment of amounts due under Section 2.8 shall preclude a later demand by the Bank for any amount due it under Section 2.8 in respect of such payment.

             Section 3.7. Notations. All Loans made against the Notes, the status of all amounts evidenced by the Notes as constituting part of a Base Rate Portion or a LIBOR Portion, and, in the case of any LIBOR Portion, the rates of interest and Interest Periods applicable to such Portions shall be recorded by the Bank on its books and records or, at its option in any instance, endorsed on a schedule to the relevant Note and the unpaid principal balance and status, rates and Interest Periods so recorded or endorsed by the Bank shall be prima facie evidence in any court or other proceeding brought to enforce the Notes of the principal amount remaining unpaid thereon, the status of the Loans evidenced thereby and the interest rates and Interest Periods applicable thereto; provided that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of the relevant Borrower to repay the principal amount of the relevant Note together with accrued interest thereon. Prior to any negotiation of a Note, the Bank shall record on a schedule thereto the status of all amounts evidenced thereby as constituting part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the rates of interest and the Interest Periods applicable thereto.

SECTION 4. COLLATERAL.

             Section 4.1. Collateral. The payment and performance of the Loans and the other Obligations shall be secured by all of the issued and outstanding capital stock (except for directors' qualifying shares as required by law) of each Banking Subsidiary of the Company pursuant to a pledge agreement in form and substance satisfactory to the Bank, as the same may be amended or modified from time to time (the "Pledge Agreement").

             Section 4.2. Further Assurances. The Company covenants and agrees that it shall comply with, and cause each of its Banking Subsidiaries to comply with, all terms and conditions of each of the Collateral Documents and that the Company shall, at any time and from time to time as requested by the Bank, execute and deliver and cause its Banking Subsidiaries to execute and deliver such further documents and do such acts and things as the Bank may deem reasonably necessary or desirable to provide for or protect or perfect the Lien of the Bank in the Collateral.

SECTION 5. DEFINITIONS; INTERPRETATION.

             Section 5.1. Definitions. The following terms when used herein shall have the following meanings:

          "Adjusted LIBOR" means a rate per annum determined by the Bank in accordance with the following formula:

                  Adjusted LIBOR =             LIBOR
                                      -----------------------
                                      100%-Reserve Percentage

"Reserve Percentage" means, for the purpose of computing Adjusted LIBOR, the maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental or other special reserves) imposed by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on Eurocurrency liabilities (as such term is defined in Regulation
D) for the applicable Interest Period as of the first day of such Interest Period, but subject to any amendments to such reserve requirement by such Board or its successor, and taking into account any transitional adjustments thereto becoming effective during such Interest Period. For purposes of this definition, LIBOR Portions shall be deemed to be Eurocurrency liabilities as defined in Regulation D without benefit of or credit for prorations, exemptions or offsets under Regulation D. "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Bank at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Bank for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Bank during such Interest Period. "LIBOR Index Rate" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period, which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the day 2 Business Days before the commencement of such Interest Period. "Telerate Page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for U.S. Dollar deposits). Each determination of LIBOR made by the Bank shall be conclusive and binding absent manifest error.

         "Affiliate" means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, another Person. A Person shall be deemed to control another Person for the purposes of this definition if such Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the other Person, whether through the ownership of voting securities, common directors, trustees or officers, or by voting control agreement or similar arrangement.

         "Agreement" means this Credit Agreement, as the same may be amended, modified or restated from time to time in accordance with the terms hereof.

         "Authorized Representative" means, for each Borrower, those persons shown on the list of officers provided by such Borrower pursuant to Section 7.2(a) hereof or on any update of any such list provided by such Borrower to the Bank, or any further or different officer of such Borrower so named by any Authorized Representative of such Borrower in a written notice to the Bank.

         "Bank" is defined in the introductory paragraph hereof.

         "Banking Subsidiary" means any Subsidiary which is a bank or thrift organized under the laws of the United States of America or any state thereof.

         "Base Rate" means, for any day, the greater of (i) the rate of interest announced by the Bank from time to time as its prime commercial rate, as in effect on such day (it being understood and agreed that such rate may not be the Bank's best or lowest rate); and (ii) the sum of (x) the rate determined by the Bank to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Bank at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Bank for sale to the Bank at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Bank for which such rate is being determined, plus (y) 3/8 of 1%.

         "Base Rate Portions" is defined in Section 2.1(a) hereof.

         "Borrowers" is defined in the introductory paragraph hereof.

         "Borrowing Subsidiary" is defined in the introductory paragraph hereof.

         "Borrowing Subsidiary Sublimit" is defined in Section 1.1 hereof.

         "Business Day" means any day other than a Saturday or Sunday on which the Bank is not authorized or required to close in Chicago, Illinois and, when used with respect to LIBOR Portions, a day on which the Bank is also dealing in United States Dollar deposits in London, England.

         "Capital Lease" means any lease of Property which in accordance with GAAP is required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligation" means the amount of the liability shown on the balance sheet of any Person in respect of a Capital Lease determined in accordance with GAAP.

         "Change in Control" means the acquisition by any "person" or "group" (as such terms are used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) (other than members of the Company's board of directors or officers of the Company, in each case who are shareholders of the Company as of the date of this Agreement) at any time of beneficial ownership of 25% or more of the outstanding voting stock of the Company on a fully diluted basis.

         "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute thereto.

         "Collateral" means all properties, rights, interests, and privileges from time to time subject to the Liens granted to the Bank by the Collateral Documents, it being understood and agreed that the Collateral as of the date of this Agreement consists of all the equity securities of each of the Company's Banking Subsidiaries and all rights with respect thereto and proceeds thereof.

         "Collateral Documents" means the Pledge Agreement and all other security agreements, assignments, financing statements and other documents as shall from time to time secure any Obligations.

         "Commitment" is defined in Section 1.1 hereof.

         "Company" is defined in the introductory paragraph hereof.

         "Consolidated Net Income" means, with reference to any period, the net income (or net loss) of the Company and its Subsidiaries for such period as computed on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Net Worth" means, as of any time the same is to be determined, the total shareholders' equity (including capital stock, additional paid-in-capital and retained earnings after deducting treasury stock, but excluding minority interests in Subsidiaries) which would appear on the balance sheet of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the aggregate book value of all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill, patents, trademarks, trade names, copyright, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs and deferred research and development expense) and similar assets.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or application for a letter of credit.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute thereto.

         "Event of Default" means any event or condition identified as such in
Section 9.1 hereof.

         "GAAP" means generally accepted accounting principles as in effect from time to time, including such principles as are utilized in the preparation of call reports and other regulatory reports required to be filed by the Company and its Banking Subsidiaries, applied by the Company and its Subsidiaries on a basis consistent with the preparation of the Company's most recent financial statements furnished to the Bank pursuant to Section 6.5 hereof.

         "Indebtedness for Borrowed Money" means for any Person (without duplication) (i) all indebtedness created, assumed or incurred in any manner by such Person representing money borrowed (including by the issuance of debt securities), (ii) all indebtedness for the deferred purchase price of property or services (other than trade accounts payable arising in the ordinary course of business), (iii) all indebtedness secured by any Lien upon Property of such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, (iv) all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations, (vi) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money and (vii) Permitted Banking Subsidiary Indebtedness.

         "Interest Period" means, with respect to any LIBOR Portion, the period commencing on, as the case may be, the creation, continuation or conversion date with respect to such LIBOR Portion and ending 3 or 6 months thereafter as selected by the Company, on behalf of the relevant Borrower, in its notice as provided herein; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

                   (i) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

                  (ii) no Interest Period may extend beyond the final maturity date of the relevant Note; and

                 (iii) the interest rate to be applicable to each Portion for each Interest Period shall apply from and including the first day of such Interest Period to but excluding the last day thereof.

For purposes of determining an Interest Period, a month means a period starting on one day in a calendar month and ending on a numerically corresponding day in the next calendar month, provided, however, if an Interest Period begins on the last day of a month or if there is no numerically corresponding day in the month in which an Interest Period is to end, then such Interest Period shall end on the last Business Day of such month.

         "LIBOR Portions"  is defined in Section 2.1(a) hereof.

         "Lien" means any mortgage, lien, security interest, pledge, charge or encumbrance of any kind in respect of any Property, including the interests of a vendor or lessor under any conditional sale, Capital Lease or other title retention arrangement.

         "Loan" is defined in Section 1.1 hereof.

         "Loan Documents" means this Agreement, the Notes and the Collateral Documents and each other instrument or document delivered hereunder or thereunder or otherwise in connection therewith.

         "Non-Performing Assets" means, with reference to any Person, as of any time the same is to be determined, the sum of all non-performing assets of such Person as determined in accordance with regulatory accounting principles applicable to such Person, including, without limitation, (i) loans or other extensions of credit on which any payment (whether principal or interest or otherwise) is not made within 90 days of its original due date, (ii) loans which have been placed on a non-accrual basis, (iii) loans structured so as to not bear interest at a then market rate or so that other terms thereof have been compromised, and (iv) property acquired by repossession or foreclosure and, without duplication, property acquired pursuant to in-substance foreclosure.

         "Note One" is defined in Section 1.1 hereof.

         "Note Two" is defined in Section 1.1 hereof.

         "Notes" means and includes Note One and Note Two.

         "Obligations" means all obligations of the Borrowers to pay principal and interest on the Loans, all fees and charges payable hereunder, and all other payment obligations of either Borrower arising under or in relation to any Loan Document, in each case whether now existing or hereafter arising, due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired.

         "PBGC" means the Pension Benefit Guaranty Corporation or any Person succeeding to any or all of its functions under ERISA.

         "Permitted Banking Subsidiary Indebtedness" means obligations incurred by any Banking Subsidiary or the Borrowing Subsidiary in the ordinary course of business in such circumstances as may be incidental or usual in carrying on the banking or trust or mortgage business of a bank, thrift, trust company, or mortgage company incurred in accordance with applicable laws and regulations and safe and sound practices, including, without limitation, obligations incurred in connection with (i) any deposits with or funds collected by such Subsidiary, (ii) any banker's acceptance credit of such Subsidiary, (iii) any check, note, certificate of deposit, instrument, money or letter of credit issued by such Subsidiary, (iv) any check, note, certificate of deposit, money order, traveler's check, draft or bill of exchange issued, accepted or endorsed by such Subsidiary, (v) any discount with, borrowing from, or other obligation to, any Federal Reserve Bank,
(vi) any agreement made by such Subsidiary to purchase or repurchase securities, loans or Federal funds or any interest or participation in any thereof, (vii) any guarantee or similar obligation incurred by such Subsidiary in the ordinary course of its banking or trust business, (viii) any transaction in the nature of an extension of credit, whether in the form of a commitment or otherwise, undertaken by such Subsidiary for the account of a third party with the application of the same banking considerations and legal lending limits that would be applicable if the transaction were a loan to such party, (ix) any transaction in which such Subsidiary acts solely in the fiduciary or agency capacity, and (x) other short-term liabilities similar to those enumerated in clauses (i) and (vi) above, including United States Treasury tax and loan borrowings.

         "Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

         "Plan" means any employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group or (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "Pledge Agreement" is defined in Section 3.1 hereof.

         "Portion" is defined in Section 2.1(a) hereof.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

         "Revolving Credit" is defined in Section 1.1 hereof.

         "Subsidiary" means any corporation or other Person more than 50% of the outstanding ordinary voting shares or other equity interests of which is at the time directly or indirectly owned by the Company, by one or more of its Subsidiaries, or by the Company and one or more of its Subsidiaries.

         "Termination Date" means January 30, 2000, or such later date to which the Termination Date is extended pursuant to Section 1.3 hereof, or such earlier date on which the Commitment is terminated in whole pursuant to Section 3.4, 3.5, 9.2 or 9.3 hereof.

         "Tier I Capital" of any Person means, at any time, the regulatory "core" capital (Tier I) of such Person, as defined and determined from time to time by applicable bank or thrift regulatory authorities.

         "Tier I Leverage Ratio" of any Person means, at any time, the ratio of regulatory "core" capital (Tier I) to total assets, all as defined and determined from time to time by applicable bank or thrift regulatory authorities.

         "Tier I Risk Based Capital Ratio" means the ratio of regulatory "core" capital (Tier I) to weighted-risk assets and off-balance sheet items, all as defined and determined from time to time by applicable bank or thrift regulatory authorities.

         "Total Risk Based Capital Ratio" of any Person means, at any time, the ratio of regulatory "core" capital (Tier I) and supplementary capital elements (Tier II) to weighted-risk assets and off-balance sheet items, all as defined and determined from time to time by applicable bank or thrift regulatory authorities.

         "Unfunded Vested Liabilities" means, for any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "Welfare Plan" means a "welfare plan" as defined in Section 3(1) of ERISA.

         "Wholly-Owned Subsidiary" means a Subsidiary of which all of the issued and outstanding shares of capital stock (other than directors' qualifying shares as required by law) or other equity interests are owned by the Company and/or one or more Wholly-Owned Subsidiaries within the meaning of this definition.

             Section 5.2. Interpretation. The foregoing definitions are equally applicable to both the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of like import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All references to time of day herein are references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, it shall be done in accordance with GAAP except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 6. REPRESENTATIONS AND WARRANTIES.

         The Borrowers represent and warrant to the Bank as follows:

             Section 6.1. Organization and Qualification. The Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Delaware, has full and adequate corporate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, where the failure to do so is reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of such Person. Without limiting the generality of the foregoing, the Company is a "bank holding company" as that term is defined in the federal Bank Holding Company Act of 1956, as amended, and as such, the Company has received all necessary approvals from and has filed all necessary reports with the Board of Governors of the Federal Reserve System.

             Section 6.2. Subsidiaries. Each Subsidiary (including, without limitation, the Borrowing Subsidiary) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or organized, as the case may be, has full and adequate power to own its Property and conduct its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business conducted by it or the nature of the Property owned or leased by it requires such licensing or qualifying, where the failure to do so is reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Company and its Subsidiaries taken as a whole. Schedule 6.2 hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Company and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. All of the outstanding shares of capital stock and other equity interests of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares and other equity interests indicated on Schedule 6.2 as owned by the Company or a Subsidiary are owned, beneficially and of record, by the Company or such Subsidiary free and clear of all Liens other than Liens granted in favor of the Bank. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.

             Section 6.3. Authority and Validity of Obligations. Each Borrower has full right and authority to enter into this Agreement and the other Loan Documents, to make the borrowings herein provided for, to issue its Note in evidence thereof, and to perform all of its obligations hereunder and under the other Loan Documents. The Loan Documents delivered by each Borrower have been duly authorized, executed and delivered by the relevant Borrower and constitute valid and binding obligations of such Borrower enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law); and this Agreement and the other Loan Documents do not, nor does the performance or observance by the Borrowers of any of the matters and things herein or therein provided for, contravene or constitute a default under any provision of law or any judgment, injunction, order or decree binding upon either Borrower or any provision of the articles of incorporation or by-laws of either Borrower or any covenant, indenture or agreement of or affecting either Borrower or any of their Property, or result in the creation or imposition of any Lien on any Property of either Borrower except for Liens granted in favor of the Bank.

             Section 6.4. Use of Proceeds; Margin Stock. The Company shall use the proceeds of the Loans made available to it hereunder for its general working capital purposes and such other legal and proper purposes as are consistent with all applicable laws, provided that, except with respect to funding non-hostile acquisitions of banks and/or thrifts pursuant to Section 8.13(g) hereof, the proceeds of the Loans made available to the Company shall not be used for the purpose of acquiring all or any substantial part of the assets or equity interest in another Person without the prior written consent of the Bank. The Borrowing Subsidiary shall use the proceeds of the Loans made available to it hereunder solely for its general working capital purposes, provided that the proceeds of the Loans made available to the Borrowing Subsidiary shall not be used for the purpose of acquiring all or any substantial part of the assets or equity interest in another Person without the prior written consent of the Bank. Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used to purchase or carry any margin stock, or to extend credit to others for the purpose of purchasing or carrying any such margin stock. Margin stock (as hereinabove defined) constitutes less than 25% of those assets of the Company and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

             Section 6.5. Financial Reports. The consolidated balance sheet of the Company and its Subsidiaries as at December 31, 1996, and the related consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year then ended, and accompanying notes thereto, which financial statements are accompanied by the audit report of Crowe, Chizek & Company, LLP., independent public accountants, and the unaudited interim balance sheet of the Company and its Subsidiaries as at September 30, 1997, and the related statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the 9 months then ended, heretofore furnished to the Bank, fairly present the consolidated financial condition of the Company and its Subsidiaries as at said dates and the consolidated results of their operations and cash flows for the periods then ended in conformity with generally accepted accounting principles applied on a consistent basis. Neither the Company nor any Subsidiary has contingent liabilities which are material to it other than as indicated on such financial statements or, with respect to future periods, on the financial statements furnished pursuant to Section 8.5 hereof.

             Section 6.6. No Material Adverse Change. Since September 30, 1997, there has been no change in the condition (financial or otherwise) or business prospects of the Company or any Subsidiary which individually or in the aggregate have been materially adverse to the Company or the Company and its Subsidiaries taken as a whole.

             Section 6.7. Full Disclosure. The statements and information furnished to the Bank in connection with the negotiation of this Agreement and the other Loan Documents and the commitment by the Bank to provide all or part of the financing contemplated hereby do not contain any untrue statements of a material fact or omit a material fact necessary to make the material statements contained herein or therein not misleading, the Bank acknowledging that as to any projections furnished to the Bank, the Borrowers only represent that the same were prepared on the basis of information and estimates the Borrowers believed to be reasonable.

             Section 6.8. Good Title. The Company and its Subsidiaries each have good and defensible title to their assets as reflected on the most recent consolidated balance sheet of the Company and its Subsidiaries furnished to the Bank (except for sales of assets by the Company and its Subsidiaries in the ordinary course of business) subject to no Liens other than such thereof as are permitted by Section 8.13 hereof.

             Section 6.9. Litigation and Other Controversies. Except as disclosed on Schedule 6.9 hereof, there is no litigation or governmental proceeding or labor controversy pending, nor to the knowledge of the Company threatened, against the Company or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of either Borrower to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition, Properties, business or operations of the Company or the Company and its Subsidiaries taken as a whole .

            Section 6.10. Taxes. All tax returns required to be filed by the Company or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary or upon any of their respective Properties, income or franchises, which are shown to be due and payable in such returns, have been paid, except to the extent the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor. The Company does not know of any proposed additional tax assessment against it or its Subsidiaries for which adequate provision in accordance with GAAP has not been made on its accounts. Adequate provisions in accordance with GAAP for taxes on the books of the Company and each Subsidiary have been made for all open years, and for its current fiscal period.

            Section 6.11. Approvals. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Company or any other Person, is or will be necessary to the valid execution, delivery or performance by either Borrower of this Agreement or any other Loan Document, except for the approval of the Board of Directors of each Borrower which has been obtained and remains in full force and effect.

             Section 6.12. Investment Company. Neither the Company nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            Section 6.13. ERISA. The Company and each other member of its Controlled Group has fulfilled its obligations under the minimum funding standards of, and is in compliance in all material respects with, ERISA and the Code pertaining to each Plan to the extent applicable to it and has not incurred any liability to the PBGC or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Company nor any Subsidiary has any material contingent liabilities with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in article 6 of Title I of ERISA.

            Section 6.14. Compliance with Laws. The Company and each of its Subsidiaries are in compliance with the requirements of all federal, state and local laws, rules and regulations applicable to or pertaining to their Properties or business operations (including, without limitation, the Occupational Safety and Health Act of 1970, the Americans with Disabilities Act of 1990, and laws and regulations establishing quality criteria and standards for air, water, land and toxic or hazardous wastes and substances), to the extent non-compliance therewith is reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Company or the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary has received notice to the effect that its operations are not in compliance with any of the requirements of applicable federal, state or local environmental, health and safety statutes and regulations or are the subject of any governmental investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action is reasonably likely to have a material adverse effect on the financial condition, Properties, business or operations of the Company or the Company and its Subsidiaries taken as a whole. Neither of the Borrowers (or any of their directors or officers) nor any Banking Subsidiary (or any of its directors or officers) is a party to, or subject to, any agreement with, or directive or order issued by, any federal or state bank or thrift regulatory authority which imposes restrictions or requirements on it which are not generally applicable to banks or thrifts, or their holding companies; and no action or administrative proceeding is pending or, to the knowledge of either Borrower, threatened against either Borrower or any Banking Subsidiary or any of their directors or officers which seeks to impose any such restriction or requirement.

            Section 6.15. Other Agreements. Neither the Company nor any Subsidiary is in default under the terms of any covenant, indenture or agreement of or affecting the Company, any Subsidiary or any of their Properties, which default if uncured would have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary.

             Section 6.16. No Default. No Default or Event of Default has occurred and is continuing.

SECTION 7. CONDITIONS PRECEDENT.

         The obligation of the Bank to make any Loan under this Agreement is subject to the following conditions precedent:

             Section 7.1. All Advances. As of the time of the making of each Loan (including the initial Loan) hereunder:

                   (a) each of the representations and warranties set forth in
         Section 6 hereof and in the other Loan Documents shall be true and correct as of such time, except to the extent the same expressly relate to an earlier date;

                   (b) the Borrowers shall be in full compliance with all of the terms and conditions of this Agreement and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such extension of credit; and

                   (c) such extension of credit shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to the Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect.

A Borrower's request for any Loan shall constitute its warranty as to the facts specified in subsections (a) and (b) above.

             Section 7.2. Initial Advance. At or prior to the making of the initial Loan hereunder, the following conditions precedent shall also have been satisfied:

                   (a) the Bank shall have received the following (each to be properly executed and completed) and the same shall have been approved as to form and substance by the Bank:

                            (i) the Notes;

                           (ii) the Pledge Agreement, duly executed by the
                  Company, together with (a) the original stock certificates for all the issued and outstanding shares of stock (exclusive of directors' qualifying shares) of each of its Banking Subsidiaries as of the date hereof, (b) stock powers for the Collateral, each to be executed in blank and undated, and (c) UCC financing statements to be filed against the Company, as debtor, in favor of the Bank, as secured party;

                          (iii) a payoff letter from LaSalle National Bank
                  confirming the amount required to pay off the obligations owing to it by each Borrower and confirming the release of all collateral for such credit upon receipt of such payoff amount;

                           (iv) copies (executed or certified, as may be
                  appropriate) of all proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents to the extent the Bank or its counsel may reasonably request; and

                            (v) an incumbency certificate containing the name,
                  title and genuine signatures of each Borrower's Authorized Representatives;

                  (b) the Bank shall have received the initial fees called for hereby;


               (c) legal matters incident to the execution and delivery of this Agreement and the other Loan Documents and to the transactions contemplated hereby shall be satisfactory to the Bank and its counsel; and the Bank shall have received the favorable written opinion of counsel for the Borrowers in form and substance satisfactory to the Bank and its counsel;



              (d) the Bank shall have received a good standing certificate for each Borrower (dated as of the date no earlier than 30 days prior to the date hereof) from the office of the secretary of state of the state of its incorporation and each state in which it is qualified to do business as a foreign corporation; and



              (e) the Bank shall have received such other agreements, instruments, documents, certificates and opinions as the Bank may reasonably request.


SECTION 8. COVENANTS.

         The Borrowers agree that, so long as any credit is available to or in use by either Borrower hereunder, except to the extent compliance in any case or cases is waived in writing by the Bank:

             Section 8.1. Maintenance of Business. The Company shall, and shall cause each Subsidiary to, preserve and keep in full force and effect its corporate existence and rights (charter or statutory) necessary for the proper conduct of business under the respective regulatory agencies having supervision of such business; provided, however, that nothing in this Section shall prevent the Company from dissolving any Subsidiary if such action is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank. The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from permitting any license, permit or franchise to lapse if such action is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank.

             Section 8.2. Maintenance of Properties. The Company shall maintain, preserve and keep its property, plant and equipment in good repair, working order and condition (ordinary wear and tear excepted) and shall from time to time make all needful and proper repairs, renewals, replacements, additions and betterments thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and shall cause each Subsidiary to do so in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent (a) the Company or any Subsidiary from discontinuing the operation and maintenance of any of its properties if such discontinuation is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank or (b) any Banking Subsidiary from closing or selling a branch office if such closing or sale is, in the judgment of the Company, desirable in the conduct of its business and is not disadvantageous in any material respect to the Bank.

             Section 8.3. Taxes and Assessments. The Company shall duly pay and discharge, and shall cause each Subsidiary to duly pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against it or its Properties, in each case before the same become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith and by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves are provided therefor.

             Section 8.4. Insurance. The Company shall insure and keep insured, and shall cause each Subsidiary to insure and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by Persons similarly situated and operating like Properties against loss or damage from such hazards and risks, and in such amounts, as are insured by Persons similarly situated and operating like Properties; and the Company shall insure, and shall cause each Subsidiary to insure, such other hazards and risks (including employers' and public liability risks) with good and responsible insurance companies as and to the extent usually insured by Persons similarly situated and conducting similar businesses. The Company shall upon request furnish to the Bank a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section.

             Section 8.5. Financial Reports. The Company shall, and shall cause each Subsidiary to, maintain a standard system of accounting in accordance with GAAP and shall furnish to the Bank and its duly authorized representatives such information respecting the business and financial condition of the Company and its Subsidiaries (including non-financial information and examination reports and supervisory letters to the extent permitted by applicable regulatory authorities) as the Bank may reasonably request; and without any request, shall furnish to the Bank:

                   (a) unless a Form 10-Q report is delivered to the Bank for such quarter-annual accounting period pursuant to subsection (f) below, as soon as available, and in any event within 45 days after the close of each quarter-annual accounting period of the Company, a copy of the Company's consolidated balance sheet of the Company and its Subsidiaries as of the last day of such period and the consolidated statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the quarter and the fiscal year-to date period then ended, each in reasonable detail showing in comparative form the figures for the corresponding date and period in the previous fiscal year, prepared by the Company in accordance with GAAP and certified to by the President or chief financial officer of the Company;

                   (b) as soon as available, and in any event within 120 days after the close of each annual accounting period of the Company, a copy of the consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the close of such period and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for such period, and accompanying notes thereto, each in reasonable detail showing in comparative form the figures for the previous fiscal year, accompanied by an unqualified opinion thereon of Crowe, Chizek & Company, LLP or another firm of independent public accountants of recognized standing, selected by the Company and satisfactory to the Bank, to the effect that the consolidated financial statements have been prepared in accordance with GAAP and present fairly in accordance with GAAP the consolidated financial condition of the Company and its Subsidiaries as of the close of such fiscal year and the results of their operations and cash flows for the fiscal year then ended and that an examination of such accounts in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards and, accordingly, such examination included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances (it being understood and agreed no such opinion is required with respect to any consolidating financial statements);

                   (c) as soon as available, and in any event within 45 days after the close of each quarter-annual accounting period of each Banking Subsidiary, all call reports and other financial statements required to be delivered by such Banking Subsidiary to any governmental authority or authorities having jurisdiction over such Banking Subsidiary and all schedules thereto;

                   (d) promptly after receipt thereof, any management letters or similar written reports concerning significant aspects of the Company's or any Subsidiary's operations and financial affairs given to it by its independent public accountants;

                   (e) promptly upon the furnishing thereof to the shareholders of the Company, copies of all financial statements, reports and proxy statements so furnished;

                   (f) promptly upon the filing thereof (if any), copies of all registration statements, Form 10-K, Form 10-Q and Form 8-K reports and proxy statements which the Company or any of its Subsidiaries file with the Securities and Exchange Commission;

                   (g) promptly upon the receipt or execution thereof, (i) notice by the Company or any Banking Subsidiary that (1) it has received a request or directive from any federal or state regulatory agency which requires it to submit a capital maintenance or restoration plan or restricts the payment of dividends by any Banking Subsidiary to the Company or (2) it has submitted a capital maintenance or restoration plan to any federal or state regulatory agency or has entered into a memorandum or agreement with any such agency, including, without limitation, any agreement which restricts the payment of dividends by any Banking Subsidiary to the Company or otherwise imposes restrictions or requirements on it which are not generally applicable to banks or thrifts or their holding companies, and (ii) copies of any such plan, memorandum or agreement, unless disclosure is prohibited by the terms thereof and, after the Company or such Banking Subsidiary has in good faith attempted to obtain the consent of such regulatory agency, such agency will not consent to the disclosure of such plan, memorandum or agreement to the Bank;

                   (h) promptly after knowledge thereof shall have come to the attention of any responsible officer of either Borrower, written notice of any threatened (in writing) or pending litigation or governmental proceeding or labor controversy against either Borrower or any Subsidiary which, if adversely determined, would materially adversely effect the financial condition, Properties, business or operations of the Company or any Subsidiary or of the occurrence of any Default or Event of Default hereunder; and

                   (i) prompt written notice of a Change in Control.

Each of the financial statements furnished to the Bank pursuant to subsections
(a) and (b) of this Section shall be accompanied by a written certificate in the form attached hereto as Exhibit C signed by the President or chief financial officer of the Company to the effect that to the best of such officer's knowledge and belief no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by either Borrower to remedy the same. Such certificate shall also set forth the calculations supporting such statements in respect of Sections 8.7, 8.8, 8.9, 8.10 and 8.11 of this Agreement.

             Section 8.6. Inspection. The Company shall, and shall cause each Subsidiary to, permit the Bank and its duly authorized representatives and agents to visit and inspect any of the Properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, its officers, employees and independent public accountants (and by this provision each Borrower hereby authorizes such accountants to discuss with the Bank the finances and affairs of the Company and of each Subsidiary) at such reasonable times and reasonable intervals as the Bank may designate; provided, however, that neither the Company nor any Subsidiary shall be required to make available to the Bank any customer lists or other proprietary information unless such information is required by the Bank to determine the financial condition of the

Company or any Subsidiary or to determine the ability of either Borrower to meet its obligations hereunder.

             Section 8.7. Non-Performing Assets. The Company shall, as of the last day of each fiscal quarter, maintain on a consolidated basis with its Banking Subsidiaries, and shall cause each Banking Subsidiary to maintain as of such day on an individual basis, a ratio of (a) Non-Performing Assets of the Company on such consolidated basis or such Banking Subsidiary, as the case may be, to (b) the sum of (i) stockholders' equity for the Company or Tier I Capital for such Banking Subsidiary, as the case may be, plus (ii) loan loss reserves established by the Company on such consolidated basis or such Banking Subsidiary, as the case may be, in accordance with regulatory accounting principles applicable to the Company or such Banking Subsidiary, of not more than .25 to 1.0.

             Section 8.8.    Regulatory Capital Requirements.

           (a) The Company shall maintain on a consolidated basis with its Banking Subsidiaries, and shall cause each Banking Subsidiary to maintain on an individual basis:

                   (i) a Tier I Leverage Ratio of greater than 5% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time;

                  (ii) a Total Risk Based Capital Ratio of greater than 10% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time; and

                 (iii) a Tier I Risk Based Capital Ratio of greater than 6% or such greater amount as may be required to be considered "well capitalized" by applicable regulatory authorities from time to time.

           (b) Each Banking Subsidiary shall at all times be at least "well capitalized" as defined in the Federal Deposit Insurance Corporation Improvement Act of 1991, as applicable, and any regulations to be issued thereunder, as such statute or regulations may each be amended or supplemented from time to time.

           (c) Each such requirement described in clauses (a) and (b) above shall be computed and determined in accordance with the rules and regulations as in effect from time to time established by the rules and regulations as in effect from time to time established by the appropriate governmental authority having jurisdiction over such Banking Subsidiary. In addition to the provisions set forth above, the Company shall, and shall cause each Subsidiary to, comply with any and all capital guidelines and requirements as in effect from time to time established by the relevant governmental authority or authorities having jurisdiction over the Company or any Subsidiary.

             Section 8.9. Minimum Consolidated Net Income. As of the last day of each fiscal quarter, the Company shall maintain Consolidated Net Income for the four fiscal quarters then ended of not less than $5,500,000.

             Section 8.10. Minimum Consolidated Tangible Net Worth. The Company shall at all times maintain Consolidated Tangible Net Worth of not less than $45,000,000.

             Section 8.11. Indebtedness for Borrowed Money. The Company shall not, nor shall it permit any Subsidiary to, issue, incur, assume, create or have outstanding any Indebtedness for Borrowed Money; provided, however, that the foregoing shall not restrict nor operate to prevent:

                  (a) the Obligations of the Company owing to the Bank and other indebtedness and obligations of the Company or any Subsidiary from time to time owing to the Bank;

                  (b) Permitted Banking Subsidiary Indebtedness;

                  (c) indebtedness of the Company or any Subsidiary owing to the Company or any other Subsidiary;

                  (d) Contingent Obligations incurred with respect to the endorsement of instruments for deposit or collection in the ordinary course of business;

                  (e) purchase money indebtedness and Capitalized Lease Obligations secured by Liens permitted by Section 8.12(e) hereof in an aggregate amount not to exceed $2,000,000 at any one time outstanding;

                  (f) indebtedness repaid and permanently retired out of the initial Loan made hereunder;

                  (g) indebtedness in the aggregate principal amount not exceeding $275,000 owing to Melvin Eggert, as the same may be reduced by repayments of principal thereon; and

                  (h) indebtedness not otherwise permitted under this Section in aggregate amount not to exceed $2,000,000 at any one time outstanding.

             Section 8.12. Liens. The Company shall not, nor shall it permit any Subsidiary to, create, incur or permit to exist any Lien of any kind on any Property owned, whether now or hereafter owned, directly or indirectly, by the Company or any other Subsidiary, except

                  (a) Liens arising by statute in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith cash deposits in connection with tenders, contracts or leases to which the Company or any Subsidiary is a party or other cash deposits required to be made in the ordinary course of business, provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest and adequate reserves have been established therefor;

                  (b) mechanics', workmen's, materialmen's, landlords', carriers', or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings which prevent enforcement of the matter under contest;

                  (c) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of the Company and its Subsidiaries secured by a pledge of assets permitted under this subsection, including interest and penalties thereon, if any, shall not be in excess of $1,000,000 at any one time outstanding;

                   (d) liens, charges and encumbrances incidental to the conduct of the business of the Banking Subsidiaries or the ownership of any of their Properties incurred in the ordinary course of business and not in connection with the borrowing of money, and liens securing Permitted Banking Subsidiary Indebtedness in the ordinary course of business;

                  (e) Liens on property of the Company or any of its Subsidiaries created solely for the purpose of securing indebtedness permitted by Section 8.11(e) hereof, representing or incurred to finance, refinance or refund the purchase price of Property, provided that no such Lien shall extend to or cover other Property of the Company or such Subsidiary other than the respective Property so acquired, and the principal amount of indebtedness secured by any such Lien shall at no time exceed the original purchase price of such Property;

                  (f) Liens to secure public funds or other pledges of funds required by law to secure deposits;

                  (g) repurchase agreements, reverse repurchase agreements and other similar transactions entered into by any Banking Subsidiary in the ordinary course of its banking or trust business;

                  (h) Liens on the real estate owned by the Company securing indebtedness permitted by Section 8.11(g) hereof; and

                  (i) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or its Subsidiaries.

            Section 8.13. Investments, Loans, Advances and Acquisitions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances (other than for travel advances and similar cash advances made to employees in the ordinary course of business) to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof; provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

                   (a) investments in direct obligations of the United States of America or of any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America provided that any such obligations shall mature within one year from the date the same are acquired;

                   (b) investments in commercial paper rated P-1 by Moody's Investors Services, Inc. and A-1 by Standard & Poor's Corporation maturing within one year of the date of issuance thereof;

                   (c) investments in certificates of deposit issued by any United States commercial bank having capital and surplus of not less than $25,000,000 maturing not more than one year from the date of acquisition thereof placed with such bank;

                   (d) investments of any Banking Subsidiary made in accordance with sound banking practices in the ordinary course of its banking or trust business consisting of extensions of credit in the form of loans, acceptances, repurchase agreements, letter of credit and similar transactions;

                   (e) investments of any Banking Subsidiary made in the ordinary course of its banking or trust business consisting of marketable securities and money-market instruments which it is permitted to hold and invest in under applicable law and regulation;

                   (f) investments of the Borrowing Subsidiary made in the ordinary course of its business consisting of residential mortgage loans, servicing rights and similar assets;

                   (g) one or more non-hostile acquisitions by the Company of any banks or thrifts with an aggregate purchase price (whether in cash, assumed liabilities or otherwise, but excluding from such determination the value of equity securities of the Company issued to the sellers in connection with any such transaction) for all such transactions during the term of this Agreement not exceeding $5,000,000; and

                   (h) investments, loans and advances not otherwise permitted by this Section aggregating not more than $2,000,000 at any one time outstanding.

            Section 8.14. Mergers, Consolidations, Leases and Sales. The Company shall not, nor shall it permit any Subsidiary to, be a party to any merger or consolidation, or sell, transfer, lease or otherwise dispose of the Collateral or all or any substantial part of its property, assets or business, or lease any property theretofor owned by the Company or any Subsidiary; provided, however, that this Section shall not prohibit:

                   (a) any Subsidiary from merging into or consolidating with the Company or any Wholly-Owned Subsidiary provided that at the time of such merger or consolidation and immediately after giving effect thereto, no Default or Event of Default shall occur or be continuing and the surviving entity is the Company or such Wholly-Owned Subsidiary, as the case may be; and


                   (b) sales or leases of assets (other than the Collateral) in the ordinary course of business.


A sale or disposition of 5% of the consolidated total assets of the Company shall be deemed substantial for the foregoing purposes.

            Section 8.15. Maintenance of Subsidiaries. The Company shall not assign, sell or transfer, or permit any Subsidiary to issue, assign, sell or transfer, any shares of capital stock of a Subsidiary; provided that the foregoing shall not operate to prevent (a) the issuance, sale and transfer to any person of any shares of capital stock of a Subsidiary solely for the purpose of qualifying, and to the extent legally necessary to qualify, such person as a director of such Subsidiary or (b) the transfer of the capital stock of a Subsidiary which is not a Banking Subsidiary to the Company or another Subsidiary.

            Section 8.16. Dividends and Certain Other Restricted Payments. The Company shall not (a) declare or pay any dividends on or make any other distributions in respect of any class or series of its capital stock (other than dividends payable solely in its capital stock) or (b) directly or indirectly purchase, redeem or otherwise acquire or retire any of its capital stock; provided, however, that the Company may declare and pay dividends and/or redeem its capital stock during any fiscal year if, and only if, at the time of each such dividend or redemption and immediately after giving effect thereto, (x) the aggregate amount of dividends paid and amount paid to redeem its capital stock in such fiscal year does not exceed the lesser of 25% of Consolidated Net Income (deemed 0 if a loss) for the most recently completed fiscal year or $1,000,000, and (y) no Default or Event of Default exists.

            Section 8.17. ERISA. The Company shall, and shall cause each Subsidiary to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed is reasonably likely to result in the imposition of a Lien against any of its Properties. The Company shall, and shall cause each Subsidiary to, promptly notify the Bank of
(i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan (other than such a reportable event described in ERISA Section 4043(c) for which the 30-day notice requirement is waived provided that the loss of qualification of a Plan and the failure to meet the minimum funding standards of
Section 412 of the Code or Section 302 of ERISA shall require notification regardless of whether notice of such event is waived), (ii) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which would result in the incurrence by the Company or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Company or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

            Section 8.18. Compliance with Laws. The Company shall, and shall cause each Subsidiary to, comply in all respects with the requirements of all federal, state and local laws, rules, regulations, ordinances and orders applicable to or pertaining to their Properties or business operations, non-compliance with which could have a material adverse effect on the financial condition, Properties, business or operations of the Company or any Subsidiary or could result in a Lien upon any of their Property.

            Section 8.19. Formation of Subsidiaries. Except for existing Subsidiaries designated on Schedule 6.2 hereto, the Company shall not, nor shall it permit any Subsidiary to, form or acquire any Subsidiary without the prior written consent of the Bank unless such formation or acquisition is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Bank.

            Section 8.20. Change in the Nature of Business. The Company shall not, and shall not permit any Subsidiary to, engage in any business or activity if as a result the general nature of the business of the Company or any Subsidiary would be changed in any material respect from the general nature of the business engaged in by the Company or such Subsidiary on the date of this Agreement.

            Section 8.21. Use of Proceeds. Each Borrower shall use the proceeds of the Loans made available to it hereunder in accordance with the terms of
Section 6.4 hereof.

SECTION 9. EVENTS OF DEFAULT AND REMEDIES.

            Section 9.1. Events of Default. Any one or more of the following shall constitute an "Event of Default" hereunder:

                   (a) default in the payment when due of the principal of any Note (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default for a period of 5 days in the payment when due all or any part of any other Obligation payable by the Company hereunder or under any other Loan Document (whether at the stated maturity thereof or at any other time provided for in this Agreement), or default for a period of 5 days in the payment when due of any other indebtedness or obligation (whether direct, contingent or otherwise) of either Borrower owing to the Bank; or

                   (b) default in the observance or performance of any covenant set forth in Sections 8.7, 8.8, 8.9, 8.10, 8.11, 8.13, 8.14, 8.15,
         8.16, or 8.21 hereof or default after notice to the Company in the observance or performance of any covenant set forth in Sections 8.5 or
         8.6 hereof or default with respect to voluntary Liens granted by the Company or any of its Subsidiaries in violation of Section 8.12 hereof; or

                   (c) default in the observance or performance of any other provision hereof or of any other Loan Document which is not remedied within 30 days after the earlier of (i) the date on which such failure shall first become known to any executive officer of either Borrower or
         (ii) written notice thereof is given to the Company by the Bank; or

                   (d) any representation or warranty made by either Borrower herein or in any other Loan Document, or in any statement or certificate furnished by it pursuant hereto or thereto, or in connection with any extension of credit made hereunder, proves untrue in any material respect as of the date of the issuance or making thereof; or

                   (e) any event occurs or condition exists (other than those described in subsections (a) through (d) above) which is specified as an event of default under any of the other Loan Documents, or any of the Loan Documents, or any material provision thereof, shall for any reason not be or shall cease to be in full force and effect or is declared to be null and void;

                   (f) default shall occur under any Indebtedness for Borrowed Money aggregating $1,000,000 or more issued, assumed or guaranteed by either Borrower or any Subsidiary, or under any indenture, agreement or other instrument under which the same may be issued, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness for Borrowed Money (whether or not such maturity is in fact accelerated), or any such Indebtedness for Borrowed Money shall not be paid when due (whether by lapse of time, acceleration or otherwise); or

                   (g) any judgment or judgments, writ or writs, or warrant or warrants of attachment, or any similar process or processes, the aggregate amount of which (after reduction by the amount covered by insurance) exceeds $1,000,000 shall be entered or filed against either Borrower or any Subsidiary or against any of their Property and which remains unvacated, unbonded, unstayed or unsatisfied for a period of 30 days; or

                   (h) either Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess $500,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $500,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by either Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against either Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                   (j) dissolution or termination of the existence of either Borrower or any Banking Subsidiary (unless otherwise permitted by the terms of this Agreement); or

                   (k) the Borrowing Subsidiary or any Bank Subsidiary shall cease at any time and for any reason to be a Wholly-Owned Subsidiary of the Company; or

                   (l) any conservator or receiver shall be appointed for either Borrower or any Banking Subsidiary under applicable federal or state law applicable to banks, thrifts, or their holding companies, or any Banking Subsidiary shall suspend payment of its obligations, or any Banking Subsidiary shall cease to be a federally insured depository institution, or a cease and desist order shall be issued against either Borrower or any Subsidiary pursuant to applicable federal or state law applicable to banks, thrifts, or their holding companies, or either Borrower or any Subsidiary shall enter into any commitment to maintain the capital of an insured depository institution in a required amount with any federal or state regulator or any such regulator shall require either Borrower or any Subsidiary to submit a capital maintenance or restoration plan, in each case where such action continues in effect for a period of 30 days; or

                   (m) either Borrower or any Subsidiary shall (i) have entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 9.1(n) hereof; or

                   (n) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for either Borrower or any Subsidiary or any substantial part of its Property, or a proceeding described in Section 9.1(m)(v) shall be instituted against either Borrower or any Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 days.

             Section 9.2. Non-Bankruptcy Defaults. When any Event of Default described in subsection (a) through (l), both inclusive, of Section 9.1 has occurred and is continuing, the Bank may, by notice to the Company, take one or more of the following actions:

                  (a) terminate the obligation of the Bank to extend any further credit hereunder on the date (which may be the date thereof) stated in such notice;

                  (b) declare the principal of and the accrued interest on the Notes to be forthwith due and payable and thereupon the Notes, including both principal and interest and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall be and become immediately due and payable without further demand, presentment, protest or notice of any kind; and

                  (c) enforce any and all rights and remedies available to it under the Loan Documents or applicable law.

             Section 9.3. Bankruptcy Defaults. When any Event of Default described in subsection (m) or (n) of Section 9.1 has occurred and is continuing, then the Notes, including both principal and interest, and all fees, charges and other Obligations payable hereunder and under the other Loan Documents, shall immediately become due and payable without presentment, demand, protest or notice of any kind, and the obligation of the Bank to extend further credit pursuant to any of the terms hereof shall immediately terminate. In addition, the Bank may exercise any and all remedies available to it under the Loan Documents or applicable law.

SECTION 10. THE GUARANTEE.

            Section 10.1. The Guarantee. To induce the Bank to provide the credits described herein to the Borrowing Subsidiary and in consideration of benefits expected to accrue to the Company by reason of the commitment of the Bank hereunder and for other good and valuable consideration, receipt of which is hereby acknowledged, the Company hereby unconditionally and irrevocably agrees it is liable for, and guarantees to the Bank and any other holder of the Obligations, the due and punctual payment of all present and future indebtedness of the Borrowing Subsidiary evidenced by or arising out of the Loan Documents, including, but not limited to, the due and punctual payment of principal of and interest on Note Two and the due and punctual payment of all other Obligations now or hereafter owed by the Borrowing Subsidiary under the Loan Documents as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, according to the terms hereof and thereof. In case of failure by the Borrowing Subsidiary punctually to pay any indebtedness or other Obligations guaranteed hereby, the Company hereby unconditionally agrees to make such payment or to cause such payment to be made punctually as and when the same shall become due and payable, whether at stated maturity, by acceleration or otherwise, and as if such payment were made by the defaulting Borrower.

            Section 10.2. Guarantee Unconditional. The obligations of the Company as a guarantor under this Section 10 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                  (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrowing Subsidiary under this Agreement or any other Loan Document or by operation of law or otherwise;

                  (b) any modification or amendment of or supplement to this Agreement or any other Loan Document;

                  (c) any change in the corporate existence, structure or ownership of, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting, the Borrowing Subsidiary or its assets, or any resulting release or discharge of any obligation of the Borrowing Subsidiary contained in any Loan Document;

                  (d) the existence of any claim, set-off or other rights which either Borrower may have at any time against the Bank or any other Person, whether or not arising in connection herewith;

                  (e) any failure to assert, or any assertion of, any claim or demand or any exercise of, or failure to exercise, any rights or remedies against the Borrowing Subsidiary or any other Person or Property;

                  (f) any application of any sums by whomsoever paid or howsoever realized to any obligation of either Borrower, regardless of what obligations of the Borrowing Subsidiary remain unpaid;

                  (g) any invalidity or unenforceability relating to or against the Borrowing Subsidiary for any reason of this Agreement or of any other Loan Document or any provision of applicable law or regulation purporting to prohibit the payment by the Borrowing Subsidiary of the principal of or interest on Note Two, or any other amount payable by it under the Loan Documents; or

                  (h) any other act or omission to act or delay of any kind by the Bank or any other Person or any other circumstance whatsoever that might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the obligations of the Company under this
         Section 10.

            Section 10.3. Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. The Company's obligations under this Section 10 shall remain in full force and effect until the Commitment of the Bank to extend credit hereunder is terminated and the principal of and interest on Note Two and all other amounts payable by each Borrower under this Agreement and all other Loan Documents shall have been paid in full. If at any time any payment of the principal of or interest on Note Two or any other amount payable by the Borrowing Subsidiary under the Loan Documents is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrowing Subsidiary or otherwise, the Company's obligations under this Section 10 with respect to such payment shall be reinstated at such time as though such payment had become due but had not been made at such time.

            Section 10.4. Waivers. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by the Bank or any other Person against the Borrowing Subsidiary or any other Person.

            Section 10.5. Subrogation and Contribution. Unless and until the Obligations have been fully paid and satisfied and the Commitment has terminated, the Company hereby agrees it will not exercise any claim or other right it may now or hereafter acquire against the Borrowing Subsidiary that arises from the existence, payment, performance or enforcement of such Borrower's obligations under this Section 10 or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, or any right to participate in any claim or remedy of the Bank or any other holder of any of the Obligations against the Borrowing Subsidiary whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrowing Subsidiary directly or indirectly, in cash or other Property or by set-off or in any other manner, payment or security on account of such claim or other right (other than reimbursement claims against the Borrowing Subsidiary for amounts advanced for its account).

            Section 10.6. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrowing Subsidiary under this Agreement or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of such Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement or the other Loan Documents shall nonetheless be payable by the Company hereunder forthwith on demand by the Bank.

SECTION 11. MISCELLANEOUS.

            Section 11.1. Non-Business Day. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.

            Section 11.2. No Waiver, Cumulative Remedies. No delay or failure on the part of the Bank or on the part of the holder of the Obligations in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right. The rights and remedies hereunder of the Bank and of the holder of the Obligations are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

            Section 11.3. Amendments, Etc. No amendment, modification, termination or waiver of any provision of this Agreement or of any other Loan Document, nor consent to any departure by either Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and the relevant Borrower. No notice to or demand on any Borrower in any case shall entitle such Borrower to any other or further notice or demand in similar or other circumstances.

            Section 11.4. Costs and Expenses. The Borrowers jointly and severally agree to pay on demand the costs and expenses of the Bank in connection with the negotiation, preparation, execution and delivery of this Agreement, the other Loan Documents and the other instruments and documents to be delivered hereunder or thereunder (which costs and expenses in the case of the negotiation, preparation, execution and delivery of this Agreement shall be limited to $10,000), and in connection with the transactions contemplated hereby or thereby, and in connection with any consents hereunder or waivers or amendments hereto or thereto, including the fees and expenses of counsel for the Bank with respect to all of the foregoing (whether or not the transactions contemplated hereby are consummated). The Borrowers further jointly and severally agree to pay to the Bank or any other holder of the Obligations all costs and expenses (including court costs and reasonable attorneys' fees), if any, incurred or paid by the Bank or any other holder of the Obligations in connection with any Default or Event of Default or in connection with the enforcement of this Agreement or any of the other Loan Documents or any other instrument or document delivered hereunder or thereunder. The obligations of the Borrowers under this Section shall survive the termination of this Agreement.

            Section 11.5. Documentary Taxes. The Borrowers jointly and severally agree to pay on demand any documentary, stamp or similar taxes payable in respect of this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

            Section 11.6. Survival of Representations. All representations and warranties made herein or in any of the other Loan Documents or in certificates given pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the other Loan Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

            Section 11.7. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including, without limitation, notice by telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, or such other address or telecopier number as such party may hereafter specify by notice to the other given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt.
Notices hereunder shall be addressed:

         to the Company at:                       to the Bank at:
         Midwest Centre                           P.O. Box 755
         501 West North Avenue                    111 West Monroe Street
         Melrose Park, Illinois  60160            Chicago, Illinois  60690
         Attention: Robert L. Woods               Attention: Mr. Michael Cameli
         Telephone: (708) 865-2500                Telephone: (312) 461-2396
         Telecopy:  (708) 865-7273                Telecopy:  (312) 765-8382

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, 5 days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

            Section 11.8. Confidentiality. The Bank shall hold in confidence any nonpublic information delivered or made available to it by the Company or any Subsidiary or their respective officers, employees and independent public accountants. The foregoing to the contrary notwithstanding, nothing herein shall prevent the Bank from disclosing any information delivered or made available to it by the Company or any Subsidiary (i) to any other Person if reasonably incidental to the administration of the credit contemplated hereby, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Bank which is not permitted by this Agreement, (v) in connection with any litigation to which the Bank or any of its Affiliates may be a party, along with the Company, any Subsidiary or any of their respective Affiliates, (vi) to the extent reasonably required in connection with the exercise of any right or remedy under this Agreement, the other Loan Documents or otherwise, (vii) to the Bank's legal counsel and financial consultants and auditors, and (viii) to any actual or proposed participant or assignee of all or part of its rights under the credit contemplated hereby provided such participant or assignee agrees in writing to be bound by the duty of confidentiality under this Section to the same extent as if it were the Bank hereunder.

           Section 11.9. Headings. Section headings used in this Agreement are for convenience of reference only and are not a part of this Agreement for any other purpose.

           Section 11.10. Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

           Section 11.11. Construction. The parties hereto acknowledge and agree that this Agreement and the other Loan Documents shall not be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation of this Agreement and the other Loan Documents. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any of the other Loan Documents, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the other Loan Documents.

           Section 11.12. Counterparts. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

           Section 11.13. Binding Nature, Governing Law, Etc. This Agreement shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of the Bank and the benefit of its successors and assigns, including any subsequent holder of the Obligations. Neither Borrower may assign its rights hereunder without the written consent of the Bank. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

           Section 11.14. Submission to Jurisdiction; Waiver of Jury Trial. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. EACH BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGE TO FOLLOW]

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 30th day of January, 1998.


                                        MIDWEST BANC HOLDINGS, INC.



                                        By  /s/ Robert L. Woods
                                           -------------------------------------
                                           Name      ROBERT L. WOODS
                                               ---------------------------------

                                           Title     President
                                                --------------------------------

                                        MIDWEST ONE MORTGAGE SERVICES, INC.



                                     By
                                           -------------------------------------

                                           Name
                                                --------------------------------
                                           Title
                                                --------------------------------

         Accepted and agreed to at Chicago, Illinois as of the day and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK



                                        By
                                           -------------------------------------

                                           Name
                                               ---------------------------------
                                           Title
                                                --------------------------------

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

         Dated as of this 30th day of January, 1998.


                                        MIDWEST BANC HOLDINGS, INC.



                                        By
                                           -------------------------------------

                                           Name
                                               ---------------------------------
                                           Title
                                                --------------------------------

                                        MIDWEST ONE MORTGAGE SERVICES, INC.




                                        By  /s/ James I. McMahon
                                           -------------------------------------
                                           Name   James I. McMahon
                                               ---------------------------------

                                           Title     President
                                                --------------------------------

         Accepted and agreed to at Chicago, Illinois as of the day and year last above written.


                                        HARRIS TRUST AND SAVINGS BANK



                                        By
                                           -------------------------------------

                                           Name
                                               ---------------------------------
                                           Title
                                                --------------------------------

                                    EXHIBIT A

                               REVOLVING NOTE ONE

                                                               Chicago, Illinois
$25,000,000.00                                                  January 30, 1998

         On the Termination Date, for value received, the undersigned, MIDWEST BANC HOLDINGS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of (i) TWENTY FIVE MILLION AND NO/100 Dollars ($25,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Borrower to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Loans made or to be made to the Borrower by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of January 30, 1998, between the Borrower, Midwest One Mortgage Services, Inc., and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") and the Borrower hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such Loan from time to time as part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Borrower hereby promises to pay all costs and expenses (including court costs and reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                        MIDWEST BANC HOLDINGS, INC.

                                        By
                                           -------------------------------------
                                           Name
                                               ---------------------------------
                                           Title
                                                --------------------------------

                                    EXHIBIT B

                              REVOLVING CREDIT NOTE

                                                               Chicago, Illinois
$5,000,000.00                                                   January 30, 1998

         On the Termination Date, for value received, the undersigned, MIDWEST ONE MORTGAGE SERVICES, INC., an Illinois corporation (the "Borrower"), hereby promises to pay to the order of HARRIS TRUST AND SAVINGS BANK (the "Bank") at its office at 111 West Monroe Street, Chicago, Illinois, the principal sum of
(i) FIVE MILLION AND NO/100 Dollars ($5,000,000.00), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Borrower to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.

         This Note evidences Loans made or to be made to the Borrower by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of January 30, 1998, between the Borrower, Midwest Banc Holdings, Inc. and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the "Credit Agreement") and the Borrower hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.

         Each Loan made under the Revolving Credit against this Note, any repayment of principal hereon, the status of each such Loan from time to time as part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto shall be endorsed by the holder hereof on a schedule to this Note or recorded on the books and records of the holder hereof (provided that such entries shall be endorsed on a schedule to this Note prior to any negotiation hereof). The Borrower agrees that in any action or proceeding instituted to collect or enforce collection of this Note, the entries endorsed on a schedule to this Note or recorded on the books and records of the holder hereof shall be prima facie evidence of the unpaid principal balance of this Note, the status of each such Loan from time to time as part of the Base Rate Portion or a LIBOR Portion and, in the case of any LIBOR Portion, the interest rate and Interest Period applicable thereto.

         This Note is issued by the Borrower under the terms and provisions of the Credit Agreement and is secured by, among other things, the Collateral Documents, and this Note and the holder hereof are entitled to all of the benefits and security provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity, voluntary prepayments may be made hereon, and certain prepayments are required to be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

         The Borrower hereby promises to pay all costs and expenses (including court costs and reasonable attorneys' fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Borrower hereby waives presentment for payment and demand. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.


                                        MIDWEST ONE MORTGAGE SERVICES, INC.


                                        By
                                           -------------------------------------
                                           Name
                                               ---------------------------------
                                           Title
                                                --------------------------------


                                      -2-